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                                                                     EXHIBIT 4.2

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$5,000,000                                                    New York, New York
October 29, 1997


       FOR VALUE RECEIVED, the undersigned, Image Entertainment, Inc., a California corporation (Borrower), hereby unconditionally promises to pay to
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the order of Image Investors Co., a Delaware corporation (the "Lender"), in
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lawful money of the United States of America and in immediately available funds, on the Termination Date, or such earlier date as payment shall be due, whether by acceleration or otherwise in accordance with the Credit Agreement (as defined below), at such office as the Lender may designate in writing, from time to time, the principal amount of FIVE MILLION DOLLARS ($5,000,000). The Borrower further agrees to pay interest in like money on the unpaid principal amount outstanding at the rates and on the dates specified in subsection 1.4 of the Credit Agreement.

       This Note (a) is the Note referred to in the Credit Agreement dated as of September 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Lender, (b) is
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entitled to the benefits of and is subject to the provisions of the Credit
Agreement, except to the extent such provisions conflict with the provisions of this Note, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

       This Note may be converted into shares of common stock of the Borrower in accordance with Subsection 1.7 of the Credit Agreement.

       As set forth in Subsection 1.11 of the Credit Agreement, the indebtedness represented by this Note is subordinated in accordance with the following provisions (the "Subordination Provisions"):
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1.   Borrower covenants and agrees, and Lender by its acceptance hereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in Sections 1 through 5 of these Subordination Provisions, the indebtedness represented by this Note and the payment of principal of this Note and interest thereon and any other obligations or claims in respect hereof (including but not limited to any fees or expenses of collection, post-petition interest or claims for indemnity) is hereby
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     expressly made subordinate and subject in right of payment and in reorganization, liquidation or bankruptcy to the prior payment in full of all Senior Indebtedness (defined below).

       a. "Senior Indebtedness" means all Indebtedness (defined below), whenever created or incurred, under that certain Loan Agreement, dated as of December 17, 1996, between Borrower and Union Bank of California, N.A., as amended and as may be further amended, modified, restated, renewed and extended, other than Indebtedness under the Credit Agreement or this Note or Indebtedness expressly excluded as Senior Indebtedness hereinbelow.

               i. Union Bank of California may expressly rely on these Subordination Provisions.

              ii. Notwithstanding anything to the contrary set forth above, "Senior Indebtedness" shall not include any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is pari passu with or subordinate in right of payment to the obligations under this Note.

       b. "Indebtedness" means (A) all indebtedness, obligations and other liabilities (contingent or otherwise) for or in respect of borrowed money or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of Borrower or to only a portion thereof); (B) all reimbursement obligations and other liabilities (contingent or otherwise) of Borrower with respect to letters of credit or bankers' acceptances issued for the account of such person or with respect to interest rate protection agreements or currency exchange agreements; (iii) all obligations and other liabilities (contingent and otherwise) of Borrower with respect to any conditional sale, installment sale or other title retention agreement, purchase money mortgage or security interest, or otherwise to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) or in respect of any sale and leaseback arrangement; (iv) all obligations and liabilities (contingent or otherwise) in respect of leases by Borrower as lessee which, in conformity with generally accepted accounting principles, are required to be accounted for as

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               capitalized lease obligations on the balance sheet of Borrower;
               and (v) all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others.

2. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Borrower or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower, then and in any such event the holder of the Senior Indebtedness shall be entitled to received payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Lender is entitled to receive any payment on account of principal of or interest or any other amount on or in respect of this Note, and to that end the holder of the Senior Indebtedness shall be entitled to received, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Borrower being subordinated to the payment of this Note, which may be payable or deliverable in respect to this Note in any such case, proceeding, dissolution, liquidation or other winding up or event.

3. If notwithstanding the foregoing provisions of Sections 1 and 2, the Lender shall have received any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Borrower being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Lender, any such payment or distribution of assets so received shall be held in trust for the holder of Senior Indebtedness and (x) shall be paid to such holder (pro rata) to the extent necessary to make payment in full in cash or cash equivalent of all Senior Indebtedness (and, in the case of Senior Indebtedness in respect of letters of credit not yet drawn upon, necessary to be fully secured by cash collateral) after giving effect to any concurrent payment or distribution to or for the benefit of such holder or (y) shall be paid over or delivered forthwith to the trustee in bankruptcy,

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     receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Borrower for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holder of the Senior Indebtedness.

4. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then unless such acceleration shall have been rescinded or shall have otherwise ceased to exist, or the time for payment extended, all principal thereof and premium, if any, and interest thereon and all other claims with respect thereto shall first be paid in full, before any payment is made on account of principal of or interest on or any other claim with respect to this Note. Upon any event of default (or upon the receipt by Borrower of written notice of any other event of default) with respect to any Senior Indebtedness, then, unless and until such payment has been made or the event of default shall have been cured or waived in writing or shall have ceased to exist or the holder of the Senior Indebtedness shall have otherwise agreed in writing, no direct or indirect payment shall be made by Borrower with respect to the principal of or interest on or any other amount or claim with respect to this Note.

5. Nothing contained in this Note shall prevent Borrower, at any time except during the pendency of an event of default under any Senior Indebtedness or any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Borrower referred to in Section 2 above, from making payments of principal of or interest on this Note when otherwise due.

6. Subject to the payment in full of all Senior Indebtedness, the Lender shall be subrogated to the extent of the payments or distributions made to the holder of such Senior Indebtedness pursuant to the provisions of these Subordination Provisions to the rights of the holder of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, and interest, if any, on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holder of the Senior Indebtedness of any cash, property or securities to which the Lender would be entitled except for the provisions of these Subordination Provisions, and no payments made pursuant to the provisions of these Subordination Provisions to the holder of Senior Indebtedness by Lender, shall, as among Borrower, its creditors other than holder of Senior

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     Indebtedness and Lender, be deemed to be a payment or distribution by
     Borrower to or on account of the Senior Indebtedness.

7. The provisions of these Subordination Provisions are and are intended solely for the purpose of defining the relative rights of the Lender of this Note, on the one hand, and the holder of Senior Indebtedness, on the other hand. Such provisions are for the benefit of the holder of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against the Lender (and its successors and assigns) of this Note. These Subordination Provisions shall constitute a continuing offer to all persons who become holder of, or continue to hold, Senior Indebtedness (whether such Senior Indebtedness was created or acquired before or after the issuance of this Note). These Subordination Provisions may not be amended without the consent of each Lender of Senior Indebtedness that may be adversely affected thereby. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall: (i) impair, as among Borrower, its creditors other than Lenders of Senior Indebtedness and the Lender, the obligation of Borrower, which is absolute and unconditional, to pay to the Lender the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against Borrower of the Lender and creditors of Borrower other than the holder of Senior Indebtedness; or (iii) prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under or by reason of these Subordination Provisions, of the holder of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to or received by Lender.

8. No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Borrower with the terms of this Note. The holder of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with Borrower, all without affecting the liabilities and obligations of the Lender of this Note. The Lender of this Note by its acceptance authorizes and expressly directs Borrower on the Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in these Subordination Provisions and appoints the Company as attorney-in-fact for such purpose.


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       Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

       No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Lender in exercising its rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

       Upon an Event of Default, the Borrower agrees to pay or reimburse the Lender for all of its out-of-pocket costs and expenses incurred in connection with the collection of the principal amount of this Note, including reasonable outside attorneys' fees, if this Note is collected by or through an attorney-at-law or under advice therefrom.

       All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

       Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE SATE OF NEW YORK.


                              Image Entertainment, Inc.



                              By:   /s/ Martin W. Greenwald
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                                    Martin W. Greenwald,
                                    President

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